Exhibit 31.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      The undersigned officer of Jade Art Group Inc. (the "Company") hereby certifies to my knowledge that the Company's annual report on Form 10-K for the annual period ended December 31, 2008 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be a part of the Report or "filed" for any purpose whatsoever.


By:  /s/ CHEN-QING LUO
     -----------------------
     Chen-Qing Luo
     Chief Financial Officer

Dated: May 18, 2009

      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Jade Art Group Inc. and will be retained by Jade Art Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.